UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2008

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 3, 2008, Dr. Curtis Keith resigned as Senior Vice President, Research of CombinatoRx, Incorporated (the "Company"), effective February 7, 2008.

(e) The Company also entered into a consulting agreement pursuant to which Dr. Keith agreed to serve as a member of the Company's Scientific Advisory Board and to provide consulting services to the Company regarding research and development matters. The consulting agreement is effective as of February 8, 2008, has an initial term through January 31, 2009, and may be terminated by either party upon written notice. In connection with the consulting agreement, Dr. Keith will be paid $25,000 per year for services to be rendered by him under the consulting agreement.

In connection with Dr. Keith's resignation, the Company agreed to modify the terms of vested stock options held by Dr. Keith on February 7, 2008, exercisable for 272,135 shares of the Company's common stock, to extend the period of time for Dr. Keith to exercise such stock options from May 7, 2008 until 90 days after he no longer serves as a member of our Scientific Advisory Board.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By: /s/ Alexis Borisy

Name: Alexis Borisy

Title: Chief Executive Officer and President

Dated: February 7, 2008